Exhibit k.13.

EXECUTION VERSION

AMENDMENT NO. 1
 TO CREDIT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of July 10, 2014, to the Credit Agreement, dated as of June 23, 2014, among TORTOISE ENERGY INFRASTRUCTURE CORPORATION (the “Borrower”), each Lender from time to time party thereto, and THE BANK OF NOVA SCOTIA, as Administrative Agent (the “Administrative Agent”) (as hereafter amended, supplemented or otherwise modified, the “Credit Agreement”).

RECITALS

I.                    Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.                  The Borrower desires an amendment to the Credit Agreement upon the terms and conditions herein contained, and all Lenders have agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Section 6.16 of the Credit Agreement and Exhibit D to the Credit Agreement are each hereby amended by replacing each reference to “1940 Act” contained therein with “Investment Company Act”

2.                  Section 7.01 of the Credit Agreement is hereby amended by (i) deleting the unnumbered final paragraph thereof, (ii) deleting the word “and” at the end of paragraph (e) thereof, (iii) replacing the period at the end of paragraph (f) thereof with “; and”, and (iv) inserting the following new paragraph (g).

(g)            Liens arising in connection with customary fees and expenses and for advances and other payments due to the Borrower’s custodian in the ordinary course of business.

3.                   The Credit Agreement is hereby amended by adding the following new Section 10.21:

10.21 Ranking of Loans; Compliance with Investment Company Act of 1940.  Notwithstanding anything herein or in the other Loan Documents to the contrary, the Loans and all other obligations of the Borrower hereunder or under the other Loan Documents shall rank pari passu in all respects with the other senior securities representing indebtedness of the Borrower.  It is the intention of the Agent, the Banks and the Borrower to comply with the provisions of the Investment Company Act.  If any term, condition or other provision in this Agreement or any of the other Loan Documents is deemed by the Securities and Exchange Commission or any court to render any Loan or other obligation incurred under any of the Loan Documents a separate “class of senior securities representing indebtedness,” for purposes of Section 18(c) of the Investment Company Act, and to have preferential rights over any other senior securities representing indebtedness of the Borrower in violation of Section 18(c) of the Investment Company Act, the Agent, the Lenders and the Borrower agree to diligently and in good faith negotiate an amendment to the applicable Loan Documents so as to comply with Section 18(c) of the Investment Company Act provided that such amendment does not impair the Agent’s and/or the Lenders’ fundamental economic rights under the Loan Documents.

Tortoise Energy Infrastructure Corporation – Amendment No. 1 to Credit Agreement

4.                  Paragraphs 1 through 3 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)            the Administrative Agent shall have received from the Borrower and from each Lender either (i) a counterpart of this Amendment executed on behalf of the Borrower and each of the Lenders or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic mail transmission (in printable format)) that the Borrower and Lenders have executed a counterpart of this Amendment;

(b)            the Administrative Agent shall have received a certificate from the Secretary of the Borrower, in all respects satisfactory to the Administrative Agent, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) certifying that the resolutions of the board of directors of the Borrower approving the Credit Agreement, and amendments thereto, have not been rescinded or otherwise modified and remain in full force and effect on the date hereof, and (iii) certifying that the Borrower’s Organizational Documents have not been amended, supplemented or otherwise modified since June 23, 2014 or, if Borrower’s Organizational Documents have been amended, supplemented or otherwise modified since June 23, 2014, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)            the Administrative Agent shall have received one or more written opinions from counsel to the Borrower in form and substance reasonably acceptable to the Administrative Agent;

(d)            the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that an amendment to the Syndicated Credit Facility which is reasonably satisfactory to the Administrative Agent has become effective; and

(e)            all fees of the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent) due and payable on or prior to the Amendment Effective Date shall have been paid.

Tortoise Energy Infrastructure Corporation – Amendment No. 1 to Credit Agreement

5.                  The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, (c) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower (and after giving effect hereto, no Default exists or would occur as a result therefrom, and (d) represents and warrants that all of the representations and warranties made by it in the Loan Documents to which it is a party are true and correct in all material respects, both immediately before and after giving effect to this Amendment (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

6.                   In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

7.                   This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

8.                  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF KANSAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9.                   This statement is provided pursuant to K.S.A. Sec.16-118:  “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE AMENDMENT TO CREDIT AGREEMENT BETWEEN THE CREDITORS AND THE DEBTOR AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AMENDMENT TO CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE CREDITORS AND DEBTOR.”  THE FOLLOWING SPACE CONTAINS ANY NON- STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:

Creditor:__________________

Debtor:___________________

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Tortoise Energy Infrastructure Corporation – Amendment No. 1 to Credit Agreement

IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 1 to the Credit Agreement to be executed by its duly authorized representative as of the day and year first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:
Name:	P. Bradley Adams
Title:	Chief Financial Officer

THE BANK OF NOVA SCOTIA, individually and as Administrative Agent

By:
Name:	Thane Rattew
Title:	Managing Director

Tortoise Energy Infrastructure Corporation – Amendment No. 1 to Credit Agreement